10.7

                          AMENDMENT NO. 2
                                TO
                    CHANGE OF CONTROL AGREEMENT

     This Amendment No. 2 to Change of Control Agreement is made as of the 1st day of November, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Raymond C. Knopke, Jr. (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into a Change of Control Agreement with the Employee dated as of January 1, 1997 as amended by Amendment No. 1 to Change of Control Agreement dated as of November 1, 1997 (as amended, the "Change of Control Agreement").

     WHEREAS, the Company and the Employee have agreed to a change in the Employee's salary and bonus, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. CHANGE OF CONTROL AGREEMENT. Except as expressly amended herein, all of the terms and provisions of the Change of Control Agreement shall remain in full force and effect.

     SECTION  2.   AMENDMENT TO ARTICLE I, SECTION 1.1.  Article I, Section
1.1 of the Change of Control Agreement is hereby amended to read in its entirety as follows:

          1.1 EMPLOYMENT AGREEMENT. After a Change of Control (defined below), this Agreement supersedes the Employment Agreement dated as of January 1, 1997 as amended by Amendment No. 1 dated as of January 1, 1997, Amendment No. 2 dated as of November 1, 1997 and Amendment No. 3 dated as of October 31, 1998, between Employee and the Company (the "Employment Agreement") except to the extent that certain provisions of the Employment Agreement are expressly incorporated by reference herein. After a Change of Control (defined below), the definitions in this Agreement supersede definitions in the Employment Agreement, but capitalized terms not defined in this Agreement have the meanings given to them in the Employment Agreement.

     SECTION 3. AMENDMENT TO ARTICLE II, SECTION 2.2. Article II, Section 2.2, paragraphs (a) and (b) of the Change of Control Agreement are hereby amended to read in its entirety as follows:

          (a) SALARY. A salary ("Base Salary") at the rate of $300,000 per year, payable to the Employee at such intervals no less frequent than the most frequent intervals in effect at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Employee, the intervals in effect at any time after the Change of Control for other peer employees of the Company and its affiliated companies.

          (b) BONUS. An annual incentive bonus (the "Bonus") of $270,000, to the extent not already received, shall be paid in cash (1) no later than November 30 of each year or (2) if the Employee elects to receive the Bonus in the calendar year following the year in which it was earned, between January 1 and January 15 of such following year.

     SECTION 4. AMENDMENT TO ARTICLE II, SECTION 2.4. Article II, Section 2.4, paragraph (a) of the Change of Control Agreement is hereby amended to read in its entirety as follows:

          (a) TERMINATION BY COMPANY FOR REASONS OTHER THAN DEATH, DISABILITY OR CAUSE; BY EMPLOYEE FOR GOOD REASON. If, after a Change of Control and during the Employment Term, the Company (or, if applicable the ultimate parent company), terminates the Employee's employment other than for Cause, death or Disability, or the Employee terminates employment for Good Reason, the Company shall pay to the Employee in a lump sum in cash within 30 days of the Date of Termination an amount equal to three times the sum of (i) the amount of Base Salary in effect at the Date of Termination, plus (ii) the Employee's Bonus.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                   STEWART ENTERPRISES, INC.

                                         /s/ JAMES W. MCFARLAND
                                   By:___________________________________
                                             James W. McFarland
                                        Compensation Committee Chairman

                                   EMPLOYEE:

                                         /S/ RAYMOND C. KNOPKE, JR.
                                   ______________________________________
                                             Raymond C. Knopke, Jr.